EXHIBIT 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Reg. No. 333-100755, 333-97599, 333-53180, 333-38616, 333-68969 and 33-57163) of Symmetricom, Inc. of our report dated November 2, 2001 relating to the financial statements of TrueTime, Inc., which appears in the Current Report on Form 8-K/A of Symmetricom, Inc. dated November 12, 2002.

/s/    PricewaterhouseCoopers LLP

San Francisco, California
November 12, 2002